Exhibit 99.1

BitcoinShop.us, LLC

Financial Statements

As of December 31, 2013 and
For the Period from July 28, 2013 (Inception) through December 31, 2013

BitcoinShop.us, LLC
Table of Contents

Page Number

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Balance Sheet	3

Statement of Income	4

Statement of Members’ Equity	5

Statement of Cash Flows	6

Notes to Financial Statements	7-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
BitcoinShop.us, LLC

We have audited the accompanying balance sheet of BitcoinShop.us, LLC (the “Company”) as of December 31, 2013 and the related statements of income, members’ equity and cash flows for the period from July 28, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BitcoinShop.us, LLC as of December 31, 2013 and the results of its operations and its cash flows for the period from July 28, 2013 (inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

New York, NY
April 17, 2014

BitcoinShop.us, LLC
Balance Sheet
December 31, 2013

Assets
Current assets
Cash	$9,052
Virtual currency - bitcoins	22,959

Total current assets	32,011

Property and equipment, net	3,556

Total Assets	$35,567

Liabilities and Members' Equity
Current liabilities
Accounts payable	$6,603
Customers' deposits	4,263

Total liabilities	10,866

Members' Equity	24,701

Total Liabilities and Members' Equity	$35,567

BitcoinShop.us, LLC
Statement of Income
For the Period from July 28, 2013 (Inception) through December 31, 2013

Revenues	$29,328

Operating expenses
Marketing	8,206
General and administrative	2,089
Change in fair value of virtual currency	1,908

Total operating expenses	12,203

Net Income	$17,125

BitcoinShop.us, LLC
Statement of Members' Equity
For the Period from July 28, 2013 (Inception) through December 31, 2013

Balance - July 28, 2013 (Inception)	$-

Capital contribution by member	7,576
Net income for the period	17,125

Balance - December 31, 2013	$24,701

BitcoinShop.us, LLC
Statement of Cash Flows
For the Period from July 28, 2013 (Inception) through December 31, 2013

Cash flows from operating activities
Net income	$17,125
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	444
Change in fair value of virtual currency	(1,908)
Changes in operating assets and liabilities:
Virtual currency	(21,051)
Accounts payable	6,603
Customer deposits	4,263

Net cash provided by operating activities	5,476

Net cash used in investing activities
Purchase of property and equipment	(4,000)

Net cash provided by financing activities
Member's capital contribution	7,576

Net increase in cash	9,052

Cash, beginning of period	-

Cash, end of period	$9,052

BitcoinShop.us, LLC Notes to Financial Statements

Note 1 - Organization

BitcoinShop.us LLC (the “Company”) was formed on July 28, 2013 as a Maryland limited liability company and launched its e-commerce website in August 2013.

The Company is in the business of developing, marketing and operating a website, which offers its users an online marketplace for transacting business in virtual currency (“Bitcoins”).

The online presence that the Company operates is hosted, maintained, and developed by the Company.  The Company has developed proprietary application and website that allows the Company to interface with its vendors in order to display up-to-date inventory, and present prices stated in virtual currency based on a market exchange rate stated in United States Dollars (“USD”).  The equivalence of Bitcoins to USD is updated every 1 minute and at each stage through the checkout process. When customers reach the Company’s checkout page the equivalence of Bitcoins to USD is locked in by the Company’s payment processor for 15 minutes. The payment processor assumes the currency exchange risk.

The Company, through its ecommerce website, currently lists over 140,000 products available for sale, however, the Company does not take physical possession or title to any inventory. All orders are originated by the customers through the Company’s website and are fulfilled by third party vendors.  The Company charges its customers a processing fee and earns a profit margin on each transaction. Customers purchase merchandise on the Company’s website in amounts denominated in Bitcoins. The Company converts a portion of the bitcoins received from its customers as payment, to an amount of USD that are needed to remit payments to third party vendors that ultimately fulfill the orders.

On February 5, 2014, the Company and the holder of its membership interest entered into a security exchange agreement with Bitcoin Shop, Inc. (“BTCS”), formerly TouchIT Technologies, Inc., a Nevada corporation. (Note 5).

Note 2 - Liquidity, Financial Condition and Management’s Plans

The Company has commenced its planned operations but had limited operating activities to date. The Company has financed its operations from inception using proceeds received from capital contributions made by its members and cash flows from its operating activities. On February 6, 2014, the Company raised $1.875 million of new capital in a private placement transaction (see Note 5). Notwithstanding, the Company has limited revenues, limited capital resources and is subject to all of the risks and uncertainties that are typical of an early stage enterprise. Significant uncertainties include, among others, whether the Company will be able to raise the capital it needs to finance its longer term operations and whether such operations, if launched, will enable the Company to sustain operations as a profitable enterprise.

Management believes that the Company has access to capital resources, which could include potential debt and equity financing arrangements; however, the Company has no commitments for new financing at this time nor can management provide any assurance that the Company will be able to raise the capital it will need on commercially acceptable terms if at all. Management believes that the Company currently has sufficient capital resources to sustain operations through at least January 1, 2015. However, if the Company were to encounter unforeseen circumstances it could be required to undertake various measures to conserve liquidity which could include, among other things, reducing operating expenses and/or suspending the pursuit of the Company’s business plan.

Note 3 - Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements as follows follows:

Cash and Cash Equivalents
The Company considers cash and investments with maturities of less than three months when purchased to be cash equivalents. The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution.

Bitcoins Currency Translation and Remeasurement
The Company accounts for Bitcoins, which it consider to be an operating asset, at their initial cost and subsequently remeasures the carrying amounts of Bitcoins it owns at each reporting date based on their current fair value.  The changes in the fair value of Bitcoins is included as a component of income or loss from operations.  Though Bitcoins behave like a foreign currency the Company currently classifies Bitcoins as a current asset.  Bitcoins are considered a crypto-currency and the Company receives deposits in Bitcoins from customer trade transactions. The Company when necessary, will issue refunds in Bitcoins and make payments to vendors in Bitcoins, if and when such vendors accept Bitcoins as payment.

The Company obtains the equivalency rate of Bitcoins to USD from numerous exchanges including, Bitstamp and BTC-e.  The Company believes that this a Level I determination of fair value as the equivalency rate represents a generally well recognized quoted price in an active market for Bitcoins, which is accessible to the Company on an ongoing basis.

Property and Equipment and Related Depreciation Expense
Property and equipment is stated at cost less accumulated depreciation.  Depreciation is provided for on a straight- line basis over the estimated useful life of five years. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred. Depreciation expense for the period of June 28, 2013 (inception) through December 31, 2013 amounted to $444.

Use of Estimates
In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of expenses during the reporting period.  Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in these estimates.  On an ongoing basis, the Company evaluates its estimates and assumptions.  These estimates and assumptions include estimating the useful lives of depreciable assets.

Revenue Recognition
The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104 for revenue recognition and Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.”  Accordingly, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured. The Company’s sole source of revenue is derived from processing fees and the markup of goods purchased by customers through orders originated through the Company’s website. The Company recognizes revenues from the origination of the orders upon receiving confirmation that the third party vendors’ fulfillment process (delivery to customer) is complete. Customer deposits represents orders originated and Bitcoin payments received for orders that are not yet fulfilled.

Note 3 - Summary of Significant Accounting Policies, continued

Revenue Recognition, continued
The Company has determined that it is not the primary obligor in any of the sales transactions it originates. The Company does not (i) have general inventory risk with respect to any of the goods that its customers purchase, (ii) take title to, or bear the risk of loss for, any goods that third party vendors ship to its customers, (iii) participate in the fulfillment of the sale, (iv) make representations regarding the suitability of products for its customers purposes, (v) modify any of the products purchased, or (vi) assume credit risk. Accordingly, the Company has determined, based on the weight of available evidence, that it is appropriate to record revenues on a net basis, which is equal to the amount of the processing fees, it earns plus the mark-up.

Income Taxes
The Company is treated as a partnership for federal and state income tax purposes. Accordingly, no provision has been made for federal and state income taxes in the accompanying financial statements for the period from July 28, 2013 (inception) through December 31, 2013, since all items of income or loss are required to be reported on the income tax returns of the members, who are responsible for any taxes thereon. Pursuant to the Company’s operating agreement, profits and losses are allocated based upon percentage of respective membership interest.

Fair Value Measurements
The Company applies the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The estimated fair value of certain financial instruments, including cash and cash equivalents, customer deposits and accounts payable are carried at historical cost basis, which approximates their fair values because of the short- term nature of these instruments. The estimated fair value of Bitcoins is determined based on a recognized quoted price in an active market for Bitcoins.

Advertising Expense
Advertisement costs are expensed as incurred and included in marketing expenses. Advertising expenses amounted to $5,052 for the period ended July 28, 2013 (inception) through December 31, 2013.

Recent Accounting Pronouncements
The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on Company’s financial position or operations.

Note 4 - Members’ Equity

The Company’s financial and operating affairs were governed by its members pursuant to the terms of an LLC operating agreement originally entered into by and between the Company and its founders (“Members”) on July 28, 2013, and amended on January 13, 2014 by admitting three new members (see Note 7).   The Company currently has only one class of membership interest. The terms of the LLC operating agreement place certain restrictions on members from effectively transfer of membership interests under certain circumstances with the approval of at least two-third of all voting members.

Note 5 - Subsequent Events

On January 13, 2014, pursuant to the first amendment to Company’s operating agreement, the Company admitted three new members in exchange for aggregate capital contributions amounting to $8,000 representing 40% of the Company’s outstanding membership interests.

On February 5, 2014, Bitcoin Shop, Inc. (formerly TouchIt Technologies, Inc.), a Nevada Corporation entered into a securities exchange agreement (the “Exchange Agreement”) with the Company and the holders of its membership interests in the Company.  Upon closing of the transaction contemplated under the Exchange Agreement, the holders of the Company’s outstanding membership interests transferred all the outstanding membership interests in the Company to BTCS in exchange for an aggregate of 100,773,923 shares of BTCS’s common stock.  As a result the Company became a wholly-owned subsidiary of BTCS and the Company’s former members obtained 90.35% of the aggregate voting interests immediately following the completion of the transaction. Accordingly, the share exchange transaction is being accounted for as a reverse merger and recapitalization of the Company into BTCS, whereby BTCS is the legal acquirer and the Company is the legal acquiree and the accounting acquiree in this transaction.

On February 6, 2014, following the completion of the merger and recapitalization transaction the Company, as successor to BTCS, sold an aggregate of 3,750,000 units in a private placement (the “Private Placement”) of its securities to certain investors at a purchase price of $0.50 per unit pursuant to subscription agreements for an aggregate purchase price of $1,875,000.  The units in the Private Placement consisted of (i) one share of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share, which is convertible into one (1) share of common stock and (ii) a three year warrant to purchase ½ share of common stock at an exercise price of $1.00 per share.

On March 20, 2014, BTCS, invested $150,000 into Series A preferred units of GoCoin, LLC (“GoCoin”). GoCoin is an international payment processor that enables merchants to accept Bitcoin, Litecoin and Dogecoin payments at the point of checkout in e-commerce transaction.

On April 4, 2014, BTCS entered into an operating sub-lease agreement beginning on April 14, 2014 and ending on May 31, 2015 (the “Term”) for its headquarters in Arlington, Virginia for a monthly rent of $4,815. The Company paid the entire rent through the Term of approximately $65,000 and has recognized it as a prepaid asset. Additionally, BTCS paid a security deposit of one month's rent of $4,815.

The Company has evaluated subsequent events through the date these financial statements are issued.